EXHIBIT 10.9

                    FIRST AMENDMENT TO DISTRIBUTION AGREEMENT


This First Amendment (the "First Amendment") to the Distribution Agreement is entered into as of the 8th day of March, 2006, (the "Effective Date") by and between Ovation Products Corporation, a Delaware corporation ("Ovation"), having a principal place of business at 395 East Dunstable Road, Nashua, New Hampshire 03062, and Lancy Technology Limited, a company registered in England and Wales under company code number 4473542 (previously Lancy Water Technology Limited and hereafter "Lancy"), having a principal place of business at Godiva Place, Coventry, CV1 5PN, United Kingdom. Ovation and Lancy may each be referred to hereinafter as a "Party" or collectively as the "Parties".

NOW THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Purpose. This First Amendment clarifies and amends the Distribution Agreement (the "Agreement") entered into between the Parties on December 16, 2002.

2. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

3. Amendment to Section 1.1. Delete the definitions for "Market" and "Territory" and insert the following definitions:

         "Impregnation Market" means the impregnation markets for the Products within the Impregnation Territory set out in schedule 2 as amended from time to time pursuant to this agreement.

         "Industrial Market" means the industrial markets for the Products within the Industrial Territory set out in schedule 2 as amended from time to time pursuant to this agreement.

         "Impregnation Territory" means the impregnation territories set out in schedule 2 as amended from time to time pursuant to this agreement.

         "Industrial Territory" means the industrial territories set out in schedule 2 as amended from time to time pursuant to this agreement.

         "Territory" means the Impregnation Territory for Sale of Products in the Impregnation Market and the Industrial Territory for Sale of Products in the Industrial Market.

         "Market" means the Impregnation Market for Sale of Products in the Impregnation Territory and the Industrial Market for Sale of Products in the Industrial Territory.

4. Amendment of Section 2 . Section 2 is hereby deleted and replaced in its entirety by the following:

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2.1 The Company appoints the Distributor as its distributor in the Impregnation
Territory for the Sale of Products in the Impregnation Market in accordance with the terms and conditions of this agreement. The Distributor's appointment under this Section 2.1 is exclusive but for the terms of Sherman Agreement (as defined in Section 7.6 below) in relation to the Impregnation Market and the Company shall not sell or appoint any other distributor or agent for the Sale of Products in the Impregnation Market within the Impregnation Territory. The Distributor's appointment under this Section 2.1 shall become non-exclusive if in any calendar year after 2011, the Distributor does not sell at least 50 distillation units total in the Impregnation Market and Industrial Market combined. The Distributor's appointment under this Section 2.1 may be canceled by the Company if the Distributor has less than $25,000 of sales of Impregnation Products in any calendar year after 2011.

2.2 In addition the Company appoints the Distributor as its distributor in the Industrial Territory for the Sale of Products in the Industrial Market in accordance with the terms and conditions of this agreement. The Distributor's appointment under this Section 2.2 is exclusive but for the terms of the Sherman Agreement (as defined in Section 7.6 below) in relation to the Industrial Market and the Company shall not sell or appoint any other distributor or agent for the Sale of Products in the Industrial Market within the Industrial Territory. The Distributor's appointment under this Section 2.2 shall become non-exclusive if in any calendar year after 2011, the Distributor does not sell at least 50 distillation units total in the Impregnation Market and Industrial Market combined. The Distributor's appointment under this Section 2.2 may be canceled by the Company if the Distributor has less than $25,000 of sales of Industrial Products in any calendar year after 2011.

2.3 In addition the Company will consider granting the Distributor additional distribution rights when the Distributor requests distribution for markets or territory for which the Distributor submits a plan on a project-by-project basis.

5. Amendment of Section 3.8. Section 3.8 is hereby deleted and replaced in its entirety by the following:

3.8 In exchange for the promises contained herein, the Company shall: (a) pay Distributor $90,000 for return of deposit on Products plus interest and costs related to the reduction in distribution rights; (b) issue to Distributor a certificate for 150,000 shares of the Company common stock, par value $0.01 per share; (c) supply to the U.K. at Company expense 5 Products during 2006 for evaluation and test, which Products shall be returned to Company at Distributor's expense within 6 months of delivery to Distributor or paid for at $10,000 per Product, and the first of the 5 Products delivered will be the first unit Ovation ships to any customer or partner and is targeted for shipment in April 2006, with the additional 4 Products shipped as soon as possible thereafter, and the obligation to deliver these 5 Products will replace the Company's obligation to deliver the first 10 Products under Section 3 and
Section 9 of the Agreement; (d) pay Distributor a commission of $500.00 per Product, but not to exceed 3% of Product revenue, on sale of Products for use in the Industrial Market, but not in the Impregnation Market, to customers outside the Industrial Territory up to a maximum of $1.5 million total commissions including payments made to Distributor pursuant to Section 7.6; (e) after the $1.5 million maximum is reached in 4(d) above, pay Distributor a commission of 1.0% of Product revenue, but not less than $30 per distillation unit Product, on sale of Products for use in the Industrial Market, but not in the Impregnation Market, to customers outside the Industrial Territory until a date ten years after the Company has shipped commercial Product of at least10 units per month for two consecutive months; and (f) cancel shares of Lancy Water Technology Limited previously issued to the Company.

Proprietary and Confidential - Ovation Products Corporation

                                       First Amendment to Distribution Agreement

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6. Amendment of Section 7.4. Section 7.4 is hereby deleted and replaced in its entirety by the following: ", in appointing other allowed distributors for the Sale of Industrial Products, make it a condition of such appointment that such other allowed distributors shall not, within the Industrial Territory and in relation to the Industrial Market, seek customers or establish any branch or maintain any distribution depot.

7. Amendment to Section 7.6. Section 7.6 is hereby deleted and replaced in its entirety by the following: to make a payment to the Distributor of $200 in respect of (i) any Impregnation Product sold in the Impregnation Territory or any Industrial Product sold in the Industrial Territory pursuant to the distribution agreement dated 22 December 1997 between the Company and Wilfred Sherman d/b/a WMS Enterprises (the "Sherman Agreement") provided that the Company shall be under no obligation to make any payment in excess of $1,500,000 in aggregate including payments made under Section 3.8(d); and indemnify and keep indemnified the Distributor against all liability, loss, damage, expenses and costs incurred by the Distributor which result directly or indirectly from the operation of or activities pursuant to the Sherman Agreement, such liability not to exceed $1,500,000.

8. Ratification. Except as expressly amended by this First Amendment, the Agreement is hereby ratified, confirmed and approved.


IN WITNESS OF, the Parties hereto have executed this Agreement to be effective as of the date first written above.

OVATION PRODUCTS CORPORATION

By:/s/ Robert R. MacDonald
--------------------------
Name: Robert R. MacDonald
Title: Chief Executive Officer

LANCY TECHNOLOGY LIMITED

By: /s/ David W. Miller
-----------------------
Name: David W. Miller
Title: Chief Operating Officer

Proprietary and Confidential - Ovation Products Corporation

                                       First Amendment to Distribution Agreement

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                                   SCHEDULE 2

                             TERRITORIES AND MARKETS


IMPREGNATION TERRITORIES

The World

         IMPREGNATION MARKETS

         The Worldwide market for non-domestic applications of the Products, solely as set out below.

         1. Treating of waste water resulting from porous material impregnation equipment similar to that manufactured and supplied by Norman Hay (Ultraseal International) and their competitors .





INDUSTRIAL TERRITORIES

United Kingdom
Eire

         INDUSTRIAL MARKETS


The UK market for Industrial Applications (for purposes of clarification not to include domestic, commercial, septic or drinking water applications)


Proprietary and Confidential - Ovation Products Corporation

                                       First Amendment to Distribution Agreement

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